Exhibit 99.5

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On May 6, 2011, Motorcar Parts of America, Inc. (the “Registrant”) entered into, and consummated transactions pursuant to, a Purchase Agreement (the “Purchase Agreement”) with FAPL Holdings Inc. (“Holdings”) and certain other individuals. Pursuant to the Purchase Agreement, the Registrant purchased (i) all of the outstanding equity of Fenwick Automotive Products Limited, a corporation incorporated under the laws of Ontario (“FAPL”), (ii) all of the outstanding equity of Introcan Inc., a Delaware corporation (“Introcan”), and (iii) 1% of the outstanding equity of Fapco S.A. de C.V., a Mexican variable capital company (“Fapco”) (collectively, “Fenco”). Since FAPL owned 99% of Fapco prior to these transactions, the Registrant now owns 100% of Fapco.

As of March 31, 2011, the Registrant had made secured loans in the approximate aggregate amount of $4,863,000 to FAPL, a privately-owned Toronto-based manufacturer, remanufacturer and distributor of new and remanufactured aftermarket auto parts. In connection with this loan, the Registrant had an option to acquire a substantial ownership interest in Fenco. On May 6, 2011, the Registrant entered into and consummated the transactions pursuant to the Purchase Agreement with FAPL and certain other individuals. In connection with this acquisition and subsequent to March 31, 2011, the Registrant advanced an additional $10,000,000 to FAPL for an approximate aggregate loan of $14,863,000 outstanding and the time of purchase on May 6, 2011. Although these amounts are on the balance sheet of Fenco as a subordinated debt due to the Registrant, such amounts eliminate in consolidation.

In consideration for the acquisition, the Registrant issued Holdings 360,000 shares of its common stock (the “MPA Shares”). For a period of 18 months following the closing of the acquisition, the MPA Shares are  (i) subject to transfer restrictions pursuant to a Hold Agreement between the Registrant and Holdings, dated May 6, 2011 (the “Hold Agreement”), and (ii) held in escrow in order to secure certain indemnification obligations under the Purchase Agreement pursuant to an Escrow Agreement by and among Holdings, Stikeman Elliott LLP, certain other individuals, and the Registrant, dated May 6, 2011 (the “Escrow Agreement”).

In connection with the acquisition, the Registrant’s now wholly-owned subsidiaries, FAPL and Introcan, as borrowers (the “Fenco Borrowers”), entered into an amended and restated credit agreement, dated May 6, 2011 (the “Fenco Credit Agreement”) with Manufacturers and Traders Trust Company as lead arranger, M&T Bank as lender and administrative agent and the other lenders from time to time party thereto (the “Lenders”). Pursuant to the Fenco Credit Agreement, the Lenders have made available to the Fenco Borrowers a revolving credit facility in the maximum principal amount of $50,000,000 (the “Revolving Facility”) and a term loan in the principal amount of $10,000,000 (the “Term Loan”). The availability of the Revolving Facility is subject to a borrowing base calculation consisting of eligible accounts receivable and eligible inventory.

The Fenco Borrowers may receive advances under the Revolving Facility by any one or more of the following options: (i) swingline advances in Canadian or US dollars; (ii) Canadian dollar prime-based loans; (iii) US dollar base rate loans; (iv) LIBOR loans; or (v) letters of credits.

The Term Loan bears interest at the LIBO rate plus an applicable margin. Outstanding advances under the Revolving Facility bear interest as follows:

(i)	in respect of swingline advances in Canadian dollars and Canadian dollar prime-based loans, at the reference rate announced by the Royal Bank of Canada plus an applicable margin;
(ii)
in respect of swingline advances in US dollars and US dollar base rate loans, at a base rate (which shall be equal to the highest of (x) M&T Bank’s prime rate, (y) the Federal Funds Rate plus ½ of 1%, or (z) the one month LIBO rate) plus an applicable margin;

(iii)	in respect of LIBOR loans, at the LIBO rate plus an applicable margin.

The Fenco Credit Agreement, among other things, requires the Fenco Borrowers to maintain compliance with certain financial covenants.

The accompanying unaudited pro forma condensed combined balance sheet as of December 31, 2010 and unaudited pro forma condensed combined statements of operations for the year ended March 31, 2010 and nine months ended December 31, 2010 have been prepared as if the acquisition had occurred on December 31, 2010 for the pro forma condensed combined balance sheet and on April 1, 2009 for both pro forma condensed combined statements of operations.

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of the Registrant and Fenco, and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements. The historical Fenco financial statements presented in the unaudited pro forma condensed combined financial statements were derived from financial statements included in Exhibit 99.2 and 99.4. The financial information contained therein was denominated in Canadian dollars and was translated to US dollars. Certain amounts in the consolidated historical financial statements of Fenco have been reclassified to conform to the Registrant’s financial statement presentation.  The historical financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the acquisition (ii) factually supportable, and (iii) with respect to statements of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial statements should be read in conjunction with (i) Registrant’s historical consolidated financial statements and accompanying notes in its Annual Report on Form 10-K for the year ended March 31, 2010 and on Form 10-Q for the nine months ended December 31, 2010, and (ii) the historical consolidated financial statements and notes of Fenco for the years ended March 31, 2010, 2009 and 2008 and the historical unaudited consolidated financial statements as of and for the nine months ended December 31, 2010, included in this Form 8-K/A.

The acquisition will be accounted for under the acquisition method of accounting in accordance with ASC 805-10 topic for “Business Combinations” (formerly referred to as FASB Statement of Financial Accounting Standards No. 141R).  Management has estimated the fair value of tangible and intangible assets acquired and liabilities assumed based on preliminary estimates and assumptions.  These preliminary estimates and assumptions could change significantly during the purchase price measurement period as we finalize the valuations of the net tangible assets and intangible assets.  Any change could result in material variances between the Registrant's future financial results and the amounts presented in these unaudited pro forma condensed combined financial statements, including variances in fair values recorded, as well as expenses associated with these items.

The following unaudited pro forma combined financial statements are prepared for illustrative purposes only and are not necessarily indicative of or intended to represent the results that would have been achieved had the acquisition been consummated as of the dates indicated or that may be achieved in the future.  The unaudited pro forma combined financial statements do not reflect any operating efficiencies, associated cost savings or additional costs that we may achieve with respect to the combined companies.

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Balance Sheet
December 31, 2010

	Motorcar Parts of America	Fenco	Pro Forma Adjustments	Note 4	Pro Forma Combined
ASSETS
Current assets:
Cash	$622,000	$1,269,000			$1,891,000
Short-term investments	289,000				289,000
Accounts receivable — net	2,758,000	29,152,000	(74,545,000)	[a]	(42,635,000)
Inventory— net	28,781,000	83,021,000	(5,902,000)	[a]	105,900,000
Inventory unreturned	4,151,000				4,151,000
Income taxes receivable	885,000	757,000			1,642,000
Deferred income taxes	8,431,000				8,431,000
Prepaid expenses and other current assets	1,792,000	962,000			2,754,000
Total current assets	47,709,000	115,161,000	(80,447,000)		82,423,000
Plant and equipment — net	11,468,000	6,728,000			18,196,000
Long-term core inventory — net	78,603,000	30,862,000	55,501,000	[a]	164,966,000
Long-term core inventory deposit	25,984,000				25,984,000
Long-term deferred income taxes	760,000	4,972,000	(4,972,000)	[a], [d]	760,000
Long-term note receivable	4,863,000		(4,863,000)	[b]	-
Intangible assets — net	5,724,000		25,573,000	[a]	31,297,000
Goodwill	-	-	3,570,000	[a]	3,570,000
Other assets	1,722,000				1,722,000
TOTAL ASSETS	$176,833,000	$157,723,000	$(5,638,000)		$328,918,000
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$31,856,000	$76,590,000			$108,446,000
Accrued liabilities	1,006,000	7,067,000	887,000	[c]	8,960,000
Accrued salaries and wages	2,936,000	602,000			3,538,000
Accrued workers’ compensation claims	1,265,000	-			1,265,000
Customer finished goods returns accrual	7,408,000		15,009,000	[a]	22,417,000
Income tax payable	49,000	-			49,000
Revolving loans	300,000	46,040,000			46,340,000
Other current liabilities	527,000	8,126,000	(8,126,000)	[a]	527,000
Current portion of term loan	2,000,000	1,324,000			3,324,000
Current portion of capital lease obligations	267,000	284,000			551,000
Total current liabilities	47,614,000	140,033,000	7,770,000		195,417,000
Term loan, less current portion	6,000,000	22,000			6,022,000
Deferred core revenue	7,977,000				7,977,000
Deferred gain on sale-leaseback	13,000				13,000
Other liabilities	686,000	5,051,000	(5,051,000)	[b]	686,000
Capital lease obligations, less current portion	249,000	265,000			514,000
Total liabilities	62,539,000	145,371,000	2,719,000		210,629,000

Shareholders' equity:
Preferred stock	-	-	-		-
Series A junior participating preferred stock	-	-	-		-
Common stock	121,000	-			121,000
Treasury stock, at cost	(89,000)	-			(89,000)
Additional paid-in capital	93,081,000	4,000	4,690,000	[a]	97,775,000
Additional paid-in capital-warrant	1,879,000	-			1,879,000
Accumulated other comprehensive loss	(735,000)	-			(735,000)
Retained earnings	20,037,000	12,348,000	(12,348,000)	[a]	19,338,000
			188,000	[b]
			(887,000)	[c]
Total shareholders' equity	114,294,000	12,352,000	(8,357,000)		118,289,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$176,833,000	$157,723,000	$(5,638,000)		$328,918,000

See accompanying notes to the unaudited pro forma condensed combined financial statements.

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Statement of Operations
Nine Months Ended December 31, 2010

	Motorcar Parts of America	Fenco	Pro Forma Adjustments	Note 4	Pro Forma Combined

Net sales	$118,499,000	$155,388,000			$273,887,000
Cost of goods sold	81,099,000	142,225,000			223,324,000
Gross profit	37,400,000	13,163,000	-		50,563,000
Operating expenses:
General and administrative	11,979,000	8,551,000	(102,000)	[f ]	22,779,000
			2,351,000	[e]
Sales and marketing	4,739,000	4,286,000			9,025,000
Research and development	1,153,000	-			1,153,000
Total operating expenses	17,871,000	12,837,000	2,249,000		32,957,000
Operating income	19,529,000	326,000	(2,249,000)		17,606,000
Other expense (income):
Interest expense — net	4,300,000	8,205,000			12,505,000
Income before income tax expense	15,229,000	(7,879,000)	(2,249,000)		5,101,000
Income tax expense	5,447,000	17,000	-	[g]	5,464,000

Net income (loss)	$9,782,000	$(7,896,000)	$(2,249,000)		$(363,000)
Basic net income (loss) per share	$0.81				$(0.03)
Diluted net income (loss) per share	$0.80				$(0.03)
Weighted average number of shares outstanding:
Basic	12,038,296		360,000	[h]	12,398,296
Diluted	12,254,510		360,000	[h]	12,398,296

See accompanying notes to the unaudited pro forma condensed combined financial statements.

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended March 31, 2010

	Motorcar Parts of America	Fenco	Pro Forma Adjustments	Note 4	Pro Forma Combined

Net sales	$147,225,000	$167,919,000			$315,144,000
Cost of goods sold	105,898,000	153,059,000			258,957,000
Gross profit	41,327,000	14,860,000	-		56,187,000
Operating expenses:
General and administrative	15,580,000	7,512,000	3,135,000	[e]	26,227,000
Sales and marketing	6,019,000	5,720,000			11,739,000
Research and development	1,421,000	-			1,421,000
Restructuring Expense	-	6,158,000			6,158,000
Total operating expenses	23,020,000	19,390,000	3,135,000		45,545,000
Operating income (loss)	18,307,000	(4,530,000)	(3,135,000)		10,642,000
Other expense (income):
Gain on acquisition	(1,331,000)	-			(1,331,000)
Interest expense — net	4,710,000	6,676,000			11,386,000
Income (loss) before income tax expense	14,928,000	(11,206,000)	(3,135,000)		587,000
Income tax expense (benefit)	5,282,000	(3,465,000)	-	[g]	1,817,000

Net income (loss)	$9,646,000	$(7,741,000)	$(3,135,000)		$(1,230,000)
Basic net income (loss) per share	$0.80				$(0.10)
Diluted net income (loss) per share	$0.80				$(0.10)
Weighted average number of shares outstanding:
Basic	11,988,692		360,000	[h]	12,348,692
Diluted	12,116,615		360,000	[h]	12,348,692

See accompanying notes to the unaudited pro forma condensed combined financial statements.

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Company Background and Organization

Motorcar Parts of America, Inc. and its subsidiaries (the “Registrant” or “MPA”) remanufacture, produce and distribute alternators and starters for import and domestic cars and light trucks. These replacement parts are sold for use on vehicles after initial vehicle purchase. These automotive parts are sold to automotive retail chain stores and warehouse distributors throughout the United States and Canada and to major automobile manufacturers.

The Registrant obtains used alternators and starters, commonly known as Used Cores, primarily from its customers as trade-ins. It also purchases Used Cores from vendors (core brokers). The customers grant credit to the consumer when the used part is returned to them, and the Registrant in turn provides a credit to the customers upon return to the Registrant. These Used Cores are an essential material needed for the remanufacturing operations. The Registrant has remanufacturing, warehousing and shipping/receiving operations for alternators and starters in Mexico, California, Singapore and Malaysia. In addition, the Registrant utilizes third party warehouse distribution centers in Edison, New Jersey and Springfield, Oregon. The Registrant also uses a warehouse distribution facility in Berlin, Connecticut.

On May 6, 2011, the Registrant entered into, and consummated transactions pursuant to a Purchase Agreement (the “Purchase Agreement”) with FAPL Holdings Inc. (“Holdings”) and certain other individuals. Pursuant to the Purchase Agreement, the Registrant purchased (i) all of the outstanding equity of Fenwick Automotive Products Limited, a corporation incorporated under the laws of Ontario (“FAPL”), (ii) all of the outstanding equity of Introcan, Inc., a Delaware corporation (“Introcan”), and (iii) 1% of the outstanding equity of Fapco S.A. de C.V., a Mexican variable capital company (“Fapco”) (collectively, “Fenco”). Since FAPL owned 99% of Fapco prior to these transactions, the Registrant now owns 100% of Fapco.

As of March 31, 2011, the Registrant had made secured loans in the approximate aggregate amount of $4,863,000 to FAPL, a privately-owned Toronto-based manufacturer, remanufacturer and distributor of new and remanufactured aftermarket auto parts. In connection with this loan, the Registrant had an option to acquire a substantial ownership interest in Fenco. On May 6, 2011, the Registrant entered into and consummated the transactions pursuant to the Purchase Agreement with FAPL and certain other individuals. In connection with this acquisition and subsequent to March 31, 2011, the Registrant advanced an additional $10,000,000 to FAPL for an approximate aggregate loan of $14,863,000 outstanding and the time of purchase on May 6, 2011. Although these amounts are on the balance sheet of Fenco as a subordinated debt due to the Registrant, such amounts eliminate in consolidation.

Based  in Toronto, Canada, Fenco manufactures and distributes new and remanufactured parts, including steering components, brake calipers, master cylinders, hub assembly and bearings, clutches and clutch hydraulics, constant velocity drive shafts, water pumps, control arms and loaded struts for the full range of passenger and truck vehicles in use in market it serves. Fenco’s products are sold through major aftermarket distribution channels in the U.S., Canada and Mexico, out of facilities in Pennsylvania, New Hampshire, Toronto and Mexico.

In consideration for the acquisition, the Registrant issued Holdings 360,000 shares of its common stock (the “MPA Shares”). For a period of 18 months following the closing of the acquisition, the MPA Shares are (i) subject to transfer restrictions pursuant to a Hold Agreement between the Registrant and Holdings, dated May 6, 2011 (the “Hold Agreement”), and (ii) held in escrow in order to secure certain indemnification obligations under the Purchase Agreement pursuant to an Escrow Agreement by and among Holdings, Stikeman Elliott LLP, certain other individuals, and the Registrant, dated May 6, 2011 (the “Escrow Agreement”).

In connection with the acquisition, the Registrant’s now wholly-owned subsidiaries, FAPL and Introcan, as borrowers (the “Fenco Borrowers”), entered into an amended and restated credit agreement, dated May 6, 2011 (the “Fenco Credit Agreement”) with Manufacturers and Traders Trust Company as lead arranger, M&T Bank as lender and administrative agent and the other lenders from time to time party thereto (the “Lenders”). Pursuant to the Fenco Credit Agreement, the Lenders have made available to the Fenco Borrowers a revolving credit facility in the maximum principal amount of $50,000,000 (the “Revolving Facility”) and a term loan in the principal amount of $10,000,000 (the “Term Loan”). The availability of the Revolving Facility is subject to a borrowing base calculation consisting of eligible accounts receivable and eligible inventory.

The Fenco Borrowers may receive advances under the Revolving Facility by any one or more of the following options: (i) swingline advances in Canadian or US dollars; (ii) Canadian dollar prime-based loans; (iii) US dollar base rate loans; (iv) LIBOR loans; or (v) letters of credits.

The Term Loan bears interest at the LIBO rate plus an applicable margin. Outstanding advances under the Revolving Facility bear interest as follows:

(i)	in respect of swingline advances in Canadian dollars and Canadian dollar prime-based loans, at the reference rate announced by the Royal Bank of Canada plus an applicable margin;
(ii)
in respect of swingline advances in US dollars and US dollar base rate loans, at a base rate (which shall be equal to the highest of (x) M&T Bank’s prime rate, (y) the Federal Funds Rate plus ½ of 1%, or (z) the one month LIBO rate) plus an applicable margin;

(iii)	in respect of LIBOR loans, at the LIBO rate plus an applicable margin.

The Fenco Credit Agreement, among other things, requires the Fenco Borrowers to maintain compliance with certain financial covenants.

The Revolving Facility and the Term Loan mature on October 6, 2012, but may be accelerated upon the occurrence of an insolvency event or event of default under the Fenco Credit Agreement.

2. Preliminary Estimated Purchase Price Allocation

The preliminary estimate of assets acquired and the liabilities assumed by the Registrant in the acquisition of Fenco, reconciled to the consideration transferred, are provided below:

	US$
Consideration
Stock issued	$4,694,000
Total	$4,694,000

Purchase price allocation		Estimated Useful Life
Cash	$1,269,000
Accounts receivable, net of allowances	(45,393,000)
Inventory	77,119,000
Long-term core inventory	86,363,000
Prepaid expenses	962,000
Income taxes receivable	757,000
Trademarks	3,956,000	9 years
Customer contracts	20,166,000	8 years
Customer relationships	1,377,000	10 years
Non-compete agreements	74,000	2 years
Plant and equipment, net	6,728,000
Long-term deferred income taxes, net of valuation allowance	-
Revolving loan	(46,040,000)
Accounts payable and accrued liabilities	(84,259,000)
Customer finished goods returns accrual	(15,009,000)
Current portion of term loan	(1,324,000)
Current portion of capital lease obligations	(284,000)
Debenture - due to Registrant	(5,051,000)
Capital lease obligations, less current portion	(265,000)
Term loan, less current portion	(22,000)

Fair value of net assets acquired	1,124,000
Goodwill on acquisition	$3,570,000

The preliminary estimated fair value of the net assets acquired was less than the fair value of the consideration transferred of $4,694,000. The $3,570,000 excess of the purchase price over the fair value of the net assets acquired was recorded as goodwill on acquisition in the pro forma condensed combined balance sheet as of December 31, 2010.

The above table summarizes on a preliminary basis, the allocation of the purchase price of Fenco to the assets acquired and liabilities assumed as of the date of acquisition and remains subject to finalization. The amount that will ultimately be assigned to assets acquired and liabilities assume may differ materially from this preliminary estimate.

3. Fenco Historical Financial Information

Unless otherwise indicated, the Fenco financial information included herein is derived from Fenco’s historical financial statements, which are prepared in accordance with accounting principles generally accepted in Canada, or Canadian GAAP, and are presented in Canadian dollars and reconciled to the accounting principles generally accepted in the United States, or U.S. GAAP.  The reconciliation of net earnings (loss) and  retained earnings from Canadian GAAP to U.S. GAAP is presented under Note 14 of the notes to the combined financial statements of Fenco that are attached as Exhibit 99.2 to this Form 8-K/A, under Note 16 of the notes to the combined  financial statements of Fenco that are attached as Exhibit 99.3 to this Form 8-K/A and under Note 15 to the combined interim financial statements of Fenco that are attached as Exhibit 99.4 to this Form 8-K/A. For purposes of pro forma presentation, the Fenco historical balance sheet at December 31, 2010 was translated into US$ using the rate in effect on that date of US$1.0101 to CAD$1.00. Fenco’s historical statements of operations were translated using the average exchange rates for the periods presented of US$ 0.9688 to CAD$1.00 for the nine months ended December 31, 2010 and US$ 0.9217 to CAD$1.00 for the year ended March 31, 2010. For purposes of these preliminary pro forma condensed combined financial statements, the amounts contained in the historical consolidated statements of Fenco have been reclassified, where necessary, to conform to Registrant’s presentation under U.S. GAAP.

Fenco
 Combined Balance Sheet
December 31, 2010

	Fenco- U.S GAAP	Conforming Adjustments	Adjusted	Notes	Adjusted
	(CAD$)	(CAD$)	(CAD$)		(US$)
ASSETS
Current assets:
Cash	$1,256,000		$1,256,000		$1,269,000
Accounts receivable — net	28,860,000		28,860,000		29,152,000
Inventory— net	112,745,000	(30,554,000)	82,191,000	(1)	83,021,000
Income taxes receivable	749,000		749,000		757,000
Prepaid expenses and other current assets	952,000		952,000		962,000
Total current assets	144,562,000	(30,554,000)	114,008,000		115,161,000
Plant and equipment — net	6,661,000		6,661,000		6,728,000
Long-term core inventory — net	-	30,554,000	30,554,000	(1)	30,862,000
Long-term deferred income taxes	4,922,000		4,922,000		4,972,000
TOTAL ASSETS	$156,145,000	$-	$156,145,000		$157,723,000
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$83,416,000	$(7,592,000)	$75,824,000	(2)	$76,590,000
Accrued liabilities		6,996,000	6,996,000	(2)	7,067,000
Accrued salaries and wages		596,000	596,000	(2)	602,000
Revolving loans	45,580,000		45,580,000		46,040,000
Other current liabilities	8,045,000		8,045,000		8,126,000
Current portion of term loan	1,311,000		1,311,000		1,324,000
Current portion of capital lease obligations	281,000		281,000		284,000
Total current liabilities	138,633,000	-	138,633,000		140,033,000
Term loan, less current portion	22,000		22,000		22,000
Other liabilities	5,000,000		5,000,000		5,051,000
Capital lease obligations, less current portion	262,000		262,000		265,000
Total liabilities	143,917,000	-	143,917,000		145,371,000
Shareholders' equity:
Additional paid-in capita	4,000		4,000		4,000
Retained earnings	12,224,000		12,224,000		12,348,000
Total shareholders' equity	12,228,000	-	12,228,000		12,352,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$156,145,000	$-	$156,145,000		$157,723,000

(1) Core inventory reclassification – This adjustment is to reclassify amounts from Inventory – net to Long-term core inventory – net in order to conform Fenco’s presentation with the Registrant’s classification of core inventory as a long-term asset. Long-term classification is based on the view that the value of the cores is not consumed or realized in cash during the normal operating cycle, which is one year for most of the cores recorded in inventory

(2) Accounts payable reclassification  -- This adjustment was to reclassify amounts from accounts payable to accrued liabilities and accrued salaries and wages in order to conform Fenco’s presentation with the Registrants’s separate presentation of these items.

Fenco
Combined Statement of Operations
Nine Months Ended December 31, 2010

	Fenco- U.S GAAP (1)	Conforming Adjustments	Adjusted	Notes	Adjusted
	(CAD$)	(CAD$)	(CAD$)		(US$)

Net sales	$160,392,000		$160,392,000		$155,388,000
Cost of goods sold	127,489,000	19,315,000	146,804,000	(2) (3)	142,225,000
Gross profit	32,903,000	(19,315,000)	13,588,000		13,163,000
Operating expenses:
General and administrative	9,871,000	(1,045,000)	8,826,000	(3)	8,551,000
Sales and marketing	22,695,000	(18,270,000)	4,425,000	(2)	4,286,000
Total operating expenses	32,566,000	(19,315,000)	13,251,000		12,837,000
Operating income (loss)	337,000	-	337,000		326,000
Other expense (income):
Interest expense — net	8,469,000		8,469,000		8,205,000
Income before income tax expense	(8,132,000)	-	(8,132,000)		(7,879,000)
Income tax expense	18,000		18,000		17,000

Net loss	$(8,150,000)	$-	$(8,150,000)		$(7,896,000)

(1)
In addition to the Canadian to US GAAP adjustments reported in footnote 15 of Exhibit 99.4 attached hereto, certain expense line items in the reported statement of operations in those separate statements have been reclassified for US GAAP reporting purposes and to conform with the Registrant’s accounting policies. Net sales includes CAD$338,000 and cost of goods sold includes CAD$1,089,000 for a net reduction in gross profit of CAD$751,000,and general and administrative expense includes CAD$1,473,000 that had been presented as non-recurring costs in the separate reported statement of operations in exhibit 99.4. In addition,CAD$1,686,000 of bank financing fees have been reclassified to interest expense – net.

(2)
To reclassify certain freight, warehousing and distribution expenses to cost of goods sold from sales and marketing expense in order to conform Fenco’s reported amounts with Registrant’s accounting policy for presenting these expenses.

(3)
To reclassify amortization expense on assets used in production to cost of goods sold from operating expenses in order to conform Fenco’s reported amounts with Registrant’s accounting policy for presenting this expense.

Fenco
Combined Statement of Operations
For the Year Ended March 31, 2010

	Fenco- U.S GAAP (1)	Conforming Adjustments	Adjusted	Notes		Adjusted
	(CAD$)	(CAD$)	(CAD$)			(US$)

Net sales	$182,192,000		$182,192,000			$167,919,000
Cost of goods sold	147,862,000	18,207,000	166,069,000	(2	)(3)	153,059,000
Gross profit	34,330,000	(18,207,000)	16,123,000			14,860,000
Operating expenses:
General and administrative	9,397,000	(1,246,000)	8,151,000		(3)	7,512,000
Sales and marketing	23,167,000	(16,961,000)	6,206,000		(3)	5,720,000
Restructuring	6,681,000		6,681,000			6,158,000
Total operating expenses	39,245,000	(18,207,000)	21,038,000			19,390,000
Operating loss	(4,915,000)	-	(4,915,000)			(4,530,000)
Other expense (income):
Interest expense — net	7,244,000		7,244,000			6,676,000
Income before income tax expense	(12,159,000)	-	(12,159,000)			(11,206,000)
Income tax expense (benefit)	(3,759,000)		(3,759,000)			(3,465,000)

Net loss	$(8,400,000)	$-	$(8,400,000)			$(7,741,000)

(1)
In addition to the Canadian to US GAAP adjustments reported in footnote 14 of Exhibit 99.2 attached hereto, certain expense line items in the reported statement of operations in those separate statements have been reclassified for US GAAP reporting purposes and to conform with the Registrant’s accounting policies. Cost of goods sold includes CAD$3,608,000 and general and administrative expense includes CAD$972,000 that have been presented as non-recurring costs in the separate reported statement of operations in exhibit 99.2. In addition, CAD$429,000 of loss on disposal of capital assets has been reclassified to general and administrative expenses.

(2)
To reclassify certain freight, warehousing and distribution expenses to cost of goods sold from sales and marketing expense in order to conform Fenco’s reported amounts with Registrant’s accounting policy for presenting these expenses.

(3)
To reclassify amortization expense on assets used in production to cost of goods sold from operating expenses in order to conform Fenco’s reported amounts with Registrant’s accounting policy for presenting this expense.

4. Pro Forma Adjustments

The adjustments included in the column under the heading “Pro Forma Adjustments” in the unaudited pro forma condensed combined financial statements are as follows:

Pro Forma Adjustments to the Condensed Combined Balance Sheet

(a)
Adjustment to recognize the fair values of assets and liabilities acquired in connection with the acquisition based upon preliminary estimates and adjustments to conform the accounting policies to those of the Registrant. These estimates are subject to change.

•
To adjust accounts receivable to the preliminary estimate of its fair value including the fair value of contractual customer and product return allowances. This valuation is based on the Registrant’s net-of-core accounting policies and thus applicable customer allowances for the exchange of cores have been established in accounts receivable – net.

Pursuant to the Core policy, customers are allowed to return goods to the Registrant that the end-user customers have returned to them, whether the returned item is or is not defective (warranty returns). In addition, under the terms of certain agreements with the customers and industry practice, customers from time to time are allowed stock adjustments when their inventory of certain product lines exceeds the anticipated sales to end-user customers (stock adjustment returns).   We have recorded a pro forma adjustment of  $74.5 million as a contra accounts receivable to reflect the allowances for customer returns of the core value and $15.0  million of customer finished goods accrual

Accounts receivable — net including customer core returns accruals is as follows:
December 31, 2010	Motorcar Parts of America	Fenco	Pro Forma Combined

Accounts receivable — net, before customer core returns accruals	$12,904,000	$29,152,000	$42,056,000
Customer core returns accruals	(10,146,000)	(74,545,000)	(84,691,000)
Accounts receivable — net	$2,758,000	$(45,393,000)	$(42,635,000)

•
Under Core accounting, generally, a Used Core is an original equipment (“OE”) automobile part installed by the vehicle manufacturer and subsequently removed for replacement. Used Cores contain salvageable parts which are an important raw material in the remanufacturing process. Most Used Cores are obtained by providing credits to remanufacturer’s customers for Used Cores returned under a core exchange program. A remanufacturer’s customers receive these Used Cores from consumers who deliver a Used Core to obtain credit from the remanufacturer’s customer upon the purchase of a newly remanufactured automobile part.

•
To adjust acquired inventory to the preliminary estimate of its fair value. This valuation is based on the Registrant’s net-of-core accounting policies and thus appropriate long-term core inventory amounts were established in Long-term core inventory – net. The adjustment is comprised of (1) a $1.0 million increase to adjust finished goods to fair value representing selling price less cost to sell and a normal selling profit, (2) $9.0 million additional inventory reserve, $2.1 million related to cores and $6.9 million related to finished goods, to conform the Registrant’s accounting policy with regards to aged inventory and (3)  $57.6 million established the core inventory value associated with the contra accounts receivable noted above . Long-term classification is based on the view that the value of the cores is not consumed or realized in cash during the normal operating cycle, which is one year for most of the cores recorded in inventory

•	To record the preliminary estimate of the fair value of identifiable intangible assets acquired from Fenco.

•	To adjust deferred income taxes for pro forma adjustments related to acquisition of Fenco. (See note (d) below.)

•	To remove liabilities which the Registrant did not assume in the acquisition

•	To eliminate historical shareholders equity and retained earnings of Fenco.

•	To adjust common stock and additional paid-in-capital as a result of issuance of 360,000 of Registrant’s stock at $13.04 per share, as part of total price consideration as per the Purchase Agreement.

•	To record excess of the purchase price over the fair value of net assets acquired of $3,570,000 as goodwill on acquisition in the pro forma condensed combined balance sheet as of December 31, 2010.

(b)
To eliminate intercompany receivables and payables relating to funds provided to Fenco under a subordinated debt arrangement with the Registrant prior to the acquisition as of December 31, 2010. The difference in the amounts at December 31, 2010 is due to exchange rate differences.  This difference has been reflected as an adjustment to retained earnings.

(c)	To accrue estimated transaction costs assumed to have been incurred as of December 31, 2010.

(d)
To record tax effect of pro forma adjustments calculated at the estimated Canadian statutory rate of 30%. The statutory rate is used for the purpose of calculating pro forma results and is not indicative of future tax rates of the combined organizations. The deferred tax assets generated by prior NOL’s of approximately CAD$20,610,000 at December 31, 2010, the acquisition transactions and other valuation adjustments have been completely reserved for due to the questionable recoverability of such assets.

Pro Forma Adjustments to the Condensed Combined Statements of Operations

(e)	To record the amortization of the preliminary fair value of the identifiable intangible assets from the acquisition of Fenco.

(f)
To eliminate non-recurring acquisition costs previously recorded in the nine month period ending December 31, 2010 related to the acquisition of Fenco incurred by the Registrant and Fenco, which would have been incurred prior to the acquisition.

(g)
No additional tax benefits were recorded due to the providing of a full valuation allowance on the deferred tax assets that would have been derived from the NOL’s, the acquisition transactions and the valuation adjustments.

(h)
To adjust the weighted average shares used in computing basic and diluted income per share for the number of shares issued in connection with the Fenco acquisition. Due to the net loss on the pro forma combined statements of operations, the basic and diluted weighted average shares are the same.